UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Welltower Inc. (the “Company”) entered into a new Employment Agreement with Thomas J. DeRosa, the Company’s Chief Executive Officer, which will become effective on April 14, 2017, after the expiration of his current employment agreement.

Pursuant to the new Employment Agreement, Mr. DeRosa will continue to serve as the Chief Executive Officer of the Company until April 13, 2020. He will receive an annual base salary of $1,000,000, together with a target bonus opportunity under the Company’s annual cash bonus plan equal to 175% of his annual base salary and annual long-term stock awards under terms and conditions to be determined by the Compensation Committee. The Company will also lease an automobile for Mr. DeRosa’s use during the term of his employment.

If Mr. DeRosa’s employment is terminated by the Company without good cause or he resigns for a good reason, (1) he will receive a pro-rated annual bonus for the year of termination, two times his then current annual base salary and target annual cash bonus opportunity over a period of two years, and continued COBRA coverage for so long as such coverage is elected, (2) any vesting requirements of outstanding stock awards based on continued service will be considered to have been satisfied and (3) any vesting requirements of outstanding stock awards based upon performance will generally be measured as of the end of the calendar quarter immediately preceding his termination and will be pro-rated to reflect the portion of the performance period during with Mr. DeRosa was employed, except to the extent future awards provide otherwise. If Mr. DeRosa’s employment is terminated without good cause or he resigns for a good reason upon or within 24 months following a change of control, he will receive a pro-rated target annual bonus for the year of termination, the present value of three times his then current annual base salary and the average of his last three annual cash bonuses, payable in a lump sum, and continued COBRA coverage for so long as such coverage is elected. Any severance payments or benefits payable to Mr. DeRosa will be subject to his execution of a customary release and compliance with customary restrictive covenants.

As announced in the January 3, 2017 press release, the role of Chief Investment Officer, currently held by Scott Brinker, is being eliminated effective January 3, 2017. In addition, Jeffrey Miller, Chief Operating Officer, has decided to retire effective February 1, 2017 and the Chief Operating Officer function will also be eliminated.

Item 7.01	Regulation FD Disclosure.

On January 3, 2017, the Company issued a press release regarding, among other things, Mr. DeRosa’s new Employment Agreement and the Company’s new management structure, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filling.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name: Matthew McQueen
Title: Senior Vice President, General Counsel and Corporate Secretary

Dated: January 6, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated January 3, 2017

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